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            (NSAI NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)

                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the references to our firm and to our estimates of reserves for the years ended December 31, 2002, 2001, and 2000 included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission on or about March 28, 2003.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        BY: /s/ FREDERIC D. SEWELL
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas
March 27, 2003